AMENDMENT TO ESCROW AGREEMENTS


     This Amendment to Escrow Agreements and Employment Agreement (the "Amendment Agreement") is made as of September 5, 1996 by and among Allegro New Media, Inc., a Delaware corporation (the "Company"), Barry A. Cinnamon, Richard Bergman and Blau, Kramer, Wactlar & Lieberman, P.C., as escrow agent (the "Escrow Agent").

     WHEREAS, the parties hereto have entered into an escrow agreement dated as of December 27, 1993 (the "1993 Escrow Agreement") and an Escrow Agreement dated as of May 25, 1995 (the "1995 Escrow Agreement"; and together with the 1993 Escrow Agreement, sometimes hereinafter referred to as the "Escrow Agreements");

     WHEREAS, the Board of Directors of the Company have determined that it is appropriate and in the best interests of the Company to amend the above-referenced Escrow Agreements in order to provide for (a) the release from escrow to Barry A. Cinnamon of all shares of Common Stock, par value $.001 per share (the "Common Stock") held in escrow pursuant to the Escrow Agreements, (b) the release from escrow to Richard Bergman of 14,000 shares of Common Stock pursuant to the Escrow Agreements, and (c) the surrender by Mr. Bergman of all remaining shares of Common Stock held in escrow pursuant to the Escrow Agreements;

     NOW, THEREFORE, in consideration of the mutual premises and covenants set forth herein, the parties hereto agree as follows:

     1. All 100,000 shares of Common Stock held in escrow by the Escrow Agent under the 1993 Escrow Agreement shall be released to Barry A. Cinnamon as of the date hereof. All 200,000 shares of Common Stock held in escrow by the Escrow Agent pursuant to the 1995 Escrow Agreement shall be released to Barry A. Cinnamon as of the date hereof.

     2. 14,000 shares of Common Stock held in escrow pursuant to the 1995 Escrow Agreement shall be released to Richard Bergman as of the date hereof. All other shares of Common Stock held in escrow pursuant to either the 1993 Escrow Agreement or the 1995 Escrow Agreement shall be surrendered to the Company for cancellation.

     3. Each of the 1993 Escrow Agreement and the 1995 Escrow Agreement are hereby terminated in their entirety, except that the indemnification and exculpation provisions contained therein (including without limitation Sectin 5(c) thereof) running in favor of the Escrow Agent shall continue in effect, with the Company being the sole obligor therefore.


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     IN WITNESS  WHEREOF,  the  undersigned  have  executed and  delivered  this
Agreement as of the date first above written.

                                    ALLEGRO NEW MEDIA, INC.

                                       /s/Mark E. Leininger
                                    By:---------------------------
                                      Mark E.  Leininger
                                      Vice President-Finance

                                       /s/Barry A. Cinnamon
                                      ----------------------------
                                      Barry A.  Cinnamon


                                       /s/Richard Bergman
                                      ----------------------------
                                      Richard Bergman


                                     BLAU, KRAMER, WACTLAR &
                                      LIEBERMAN, P.C., as Escrow Agent


                                       /s/Neil M. Kaufman
                                    By:---------------------------
                                      Neil M.  Kaufman
                                      Member